Exhibit 10.16

COHERENT, INC.

2005 DEFERRED COMPENSATION PLAN

PREAMBLE

This Coherent, Inc. 2005 Deferred Compensation Plan is adopted by Coherent, Inc. for the benefit of certain of its Employees and members of its Board of Directors, effective as of January 1, 2005 (the “Effective Date”).  The purpose of the Plan is to provide supplemental retirement income and to permit eligible Participants the option to defer receipt of Compensation, pursuant to the terms of the Plan.  The Plan is intended to be an unfunded deferred compensation plan maintained for the benefit of a select group of management or highly compensated employees under sections 201(2), 301(a)(3) and 401(a)(1) of ERISA and is intended to comply with Section 409A of the Internal Revenue Code.  Participants shall have the status of unsecured creditors of Coherent, Inc. with respect to the payment of Plan benefits.

From and after the Effective Date, this Plan replaces the Coherent, Inc. 1995 Deferred Compensation Plan, the Coherent, Inc. Supplementary Retirement Plan and the Director Deferred Compensation Plan, which have been frozen to new deferrals as of December 31, 2004 so as to qualify these prior plans for “grandfather” treatment under Internal Revenue Code Section 409A.

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ARTICLE I

Definitions

1.1                                 Definitions.  Wherever used herein, the following terms have the meanings set forth below, unless a different meaning is clearly required by the context:

(a)                                  “Account” means an account established on the books of the Employer for the purpose of recording amounts credited on behalf of a Participant and any expenses, gains or losses included thereon.

(b)                                 “Administrator” means the Employer, or the Committee, if one has been designated by such Employer.

(c)                                  “Bankruptcy Court Approval” means the approval of a bankruptcy court pursuant to 11 U.S.C. § 503(b)(1)(A).

(d)                                 “Beneficiary” means the person or persons entitled under Section 6.7 to receive benefits under the Plan upon the death of a Participant.

(e)                                  “Change of Control Event” means a change in ownership or effective control of the Company or in the ownership of a substantial portion of the Company’s assets, as defined under Code Section 409A.

(f)                                    “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(g)                                 “Code Section 409A” means Code Section 409A and the proposed or final (as applicable) Treasury regulations and other official guidance promulgated thereunder.

(h)                                 “Code Section 409A Distribution” means a distribution pursuant to Section 6.15 hereof.

(i)                                     “Committee” means the Deferred Compensation Committee composed of three or more individuals appointed by the Compensation Committee of the Board of Directors of the Employer, or following a Change of Control, appointed by the Committee, to function as the Administrator.  Once appointed, the Deferred Compensation Committee shall interpret and administer this Plan and take such other actions as may be specified herein.

(j)                                     “Company” means the Employer and any of its Subsidiaries.

(k)                                  “Compensation” means (i) with respect to Eligible Employees, base salary, commissions, variable compensation plan bonuses, and, to the extent that they qualify as Sales Commissions under Code Section 409A, sales commission plan bonuses and sales incentive bonuses, including amounts that are otherwise excludable from the gross income of the Participant under a salary reduction agreement by reason of the application of Sections 125 or 402(a)(8) of the Code, and (ii) with respect to Outside Directors, all cash retainers and cash meeting fees, excluding expense reimbursements.  Compensation does not include any severance payments or benefits.

(l)                                     “Corporate Dissolution” means a dissolution of the Company that is taxed under Code Section 331.

(m)                               “Deferral Contributions” means, for each Participant, the amount deferred pursuant to Section 3.1 hereof.

(n)                                 “Disability” means the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering Company employees.

(o)                                 “Domestic Relations Order” means a court order that qualifies as a domestic relations order under Code Section 414(p)(1)(B).

(p)                                 “Eligible Participant” means (i) any employee with an annual base salary in excess of the amount specified by the Committee, (ii) any Outside Director, and (iii) any other employees designated as eligible by the Committee.

(q)                                 “Employee” means any employee of the Employer.

(r)                                    “Employer” means Coherent, Inc. and any successors and assigns unless otherwise provided herein.

(s)                                  “Entry Date” means (i) January 1 (which is also the Entry Date for employees who are promoted or given a base salary increase so as to become an Eligible Participant for the first time and for re-hires who were previously Eligible Participants), (ii) for new employees who are Eligible Participants (including re-hires who were not previously Eligible Participants), the first day of the next payroll period commencing after the next paydate following receipt of their deferral election by the Company; provided, however, that such new employee’s deferral election must be submitted no later than 30 days following their becoming newly eligible, or (iii) for Non-Employee Directors who are Eligible Participants for the first time, the first day of the next Company fiscal quarter following their becoming a Non-Employee Director; provided, however, that such new Non-Employee Director’s deferral election must be submitted no later than 30 days following their becoming a newly eligible Non-Employee Director.

(t)                                    “ERISA” means the Employee Retirement Income Security Act of 1974, as from time to time amended.

(u)                                 “FICA Amount” means the aggregate Federal Insurance Contributions Act (FICA) tax imposed on any Account under Code Sections 3101, 3121(a) and 3121(v)(2), as applicable and any corresponding tax withholding provisions of applicable state, local or foreign tax laws as a result of the payment of the FICA amount.

(v)                                 “401(k) Plan” means the Coherent, Inc. Employee Retirement and Investment Plan.

(w)                               “Outside Director” means a member of the Board whom is not an Employee.

(x)                                   “Participant” means any Employee or Outside Director who participates in the Plan in accordance with Article 2 hereof.

(y)                                 “Plan” means this Coherent, Inc. 2005 Deferred Compensation Plan.

(z)                                   “Plan Year” means the 12-consecutive month period beginning January 1 and ending December 31.

(aa)                            “Prior Plans” means the Coherent, Inc. 1995 Deferred Compensation Plan, the Coherent, Inc. Supplementary Retirement Plan and the Director Deferred Compensation Plan.

(bb)                          “Retirement” means a Participant’s Separation from Service after attaining 50 years of age.

(cc)                            “Sales Commission”  means “sales commission compensation” as such term is defined in Treasury Regulation §1.409A-2(a)(12)(i).

(dd)                          “Separation From Service” means a separation from service as defined under Code Section 409A.  For this purpose, the employment relationship will be treated as continuing intact while the Participant is on military leave, sick leave or other bona fide leave of absence, except that if the period of such leave exceeds six (6) months and the Participant does not retain a right to re-employment under an applicable statute or by contract, then the employment relationship will be deemed to have terminated on the first day immediately following such six-month period.  A leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Participant will return to perform services for the Company.

(ee)                            “Specified Employee” means a Participant who, as of the date of his or her Separation from Service, is a key employee of the Company.  For this purpose, a Participant is a key employee if he or she meets the requirements of Code section 416(i)(1)(A)(i), (ii) or (iii) (disregarding Code section 416(i)(5)).  As of 2008, this generally includes (i) the top fifty (50) Company officers with compensation greater than $150,000 per year, (ii) a 5% owner of the Company, or (iii) a 1% owner of the Company with compensation greater than $150,000 per year.  For purposes of the preceding sentence, “compensation” means compensation as such term is defined in the 401(k) Plan for Code section 415 purposes.  The determination of who is a Specified Employee shall be made on December 31 of each year and shall include any employee who qualified as a Specified Employee at any time during the preceding twelve-month period.  Once so determined, the list of Specified Employees shall be initially effective on the following April 1 and shall remain effective for twelve months (i.e., through March 31 of the following year).

(ff)                                “Subsidiary” means a subsidiary of the Employer, as such term is defined in Code section 424(f).

(gg)                          “Trading Day” means a day upon which the major U.S. national stock exchanges are open for trading.

(hh)                          “Trust” means the trust fund established pursuant to the terms of the Plan.

(ii)                                  “Trustee” means the corporation or individuals named in the agreement establishing the Trust and such successor and/or additional trustees as may be named in accordance with the Trust Agreement.

(jj)                                  “Unforeseeable Emergency” means (a) a severe financial hardship to a Participant resulting from an illness or accident of the Participant or his or her spouse, beneficiary or dependent (as defined in section 152 of the Code, but without regard to subsections (b)(1), (b)(2) and (d)(1)(B) thereof), (b) loss of the Participant’s property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance, for example, not as a result of a natural disaster), or (c) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

(kk)                            “Year of Service” means a period of 12 consecutive months during which the Participant is employed by the Employer or serves as a Board member.  Service commences on the date the Participant first commences service for the Employer and ends on the date that the Participant quits, retires, is discharged, is determined to be Totally Disabled or dies.

(ll)                                  “Valuation Date” means (i) for re-allocations of amounts previously deferred, the date of re-allocation, or, if that date is not a Trading Day, then the next Trading Day, (ii) for distributions hereunder, the last day of the preceding month, or, if that day is not a Trading Day, then the most recently concluded Trading Day,  and (iii) for allocations of deferrals, the next Trading Day following the payday to which the deferral relates.

ARTICLE II

Participation

2.1                                 Date of Participation.  Each Eligible Participant shall be become a Participant as of the Entry Date next following their timely filing of an election to defer Compensation in accordance with Section 3.1.

2.2                                 Resumption of Participation Following Return to Service.  If a Participant ceases to be an Employee or Outside Director and thereafter returns to the service of the Employer he or she will again become a Participant as of the Entry Date following the date on which he or she re-commences service with the Employer, provided he or she is an Eligible Participant and has timely filed an election to defer Compensation pursuant to Section 3.1.  Any scheduled Plan payments the Participant has been receiving shall continue to be paid as previously scheduled.

2.3                                 Change in Employment Status.  If any Employee Participant continues in the employ of the Employer but ceases to be an Eligible Participant, the individual shall continue to be a Participant until the entire amount of his benefit is distributed; provided, however, the individual shall not be entitled to make Deferral Contributions during subsequent Plan Years in which he or she is not an Eligible Participant.  In the event an Employee Participant ceases to be an Eligible Participant, if such individual has not undergone a Separation From Service, he or she shall continue to make Deferral Contributions under the Plan through the end of the Plan Year in which he or she ceases to be an Eligible Participant.  Thereafter, such individual shall not make any further Compensation deferral contributions to the Plan unless or until he or she again becomes an Eligible Participant.  In the event that the individual subsequently again becomes an Eligible Participant, the individual may resume full participation on the next Entry Date in accordance with Section 3.1.

ARTICLE III

Contributions

3.1                                 Deferral Contributions.

(a)                                  Annual Open Enrollment.  Prior to the beginning of each Plan Year, each Eligible Participant (including newly eligible Eligible Participants who were formerly Eligible Participants) may elect to execute a compensation reduction agreement with the Employer to reduce his Compensation by a specified percentage not exceeding, (i) for Eligible Employees, 75% of their base salary and 100% of their other Compensation, and (ii) for Outside Directors, 100% of their Compensation, equal in either case to whole number multiples of one (1) percent, and in a scheduled amount of not less than $10,000.  Such agreement shall become irrevocable as of the last day of the calendar year in which it is made and shall be effective, with respect to Eligible Employees, with the first payday in the following Plan Year and with respect to Outside Directors, with the first day of service in the following Plan Year.  Except with respect to payroll periods that cross-over from one calendar year to the next, the election shall not be effective with respect to Compensation relating to services already performed.  With respect to Compensation that qualifies as a Sales Commission, the services relating to such Compensation shall be deemed performed in the year in which the customer pays the Company.  An election once made will remain in effect for paydays falling in the duration of the Plan Year.  After the beginning of a Plan Year, a Participant will not be permitted to change, terminate or revoke his or her Compensation Deferral election for such Plan Year, except to the limited extent provided in Section 3.4. Amounts credited to a Participant’s Account prior to the effective date of any new election will not be affected and will be paid in accordance with that prior election.

(b)                                 Newly Eligible Participants.  The same rules as in Section 3.1(a) above shall also apply to individuals who become Eligible Participants for the first time, except (i) such new Eligible Participants shall have no more than thirty (30) days following their becoming eligible for the first time under the Plan or any other non-qualified deferred compensation plans of the Employer required to be aggregated with the Plan in which to elect to have their Compensation reduced, and (ii) the agreement shall become effective, with respect to Eligible Employees, with the first full payroll period commencing following the receipt of their election by the Company and with respect to Outside Directors, with the first day of service following the receipt of their election by the Company.  Newly eligible Outside Directors may not, however, defer quarterly fees payable on account of the Company’s fiscal quarter in which the election is made.

(c)                                  Variable Compensation Plan, Sales Commission Plan and Sales Incentive Bonuses Payable in a Subsequent Year.  If a Variable Compensation Plan, Sales Commission Plan or Sales Incentive Bonus (so long as such Sales Commission Plan and Sales Incentive Bonus qualifies as Sales Commissions under Section 409A) is earned in one calendar year and would normally be paid in the first quarter of the ensuing calendar year, it shall be deferred and distributed based upon the election made by the Eligible Participant in the open enrollment period in the year prior to the year in which it was earned.  For newly Eligible Participants, any such Variable Compensation Plan, Sales Commission Plan or Sales Incentive Bonus shall be deferred and distributed based upon their initial election made with respect to the year in which it was earned (or the year in which it was paid to the Company, with respect to Sales Commissions); provided, however, that such election may apply to no more than the total amount of such compensation multiplied by the ratio of the number of days remaining in the applicable performance period after such election becomes irrevocable over the total number of days in the applicable performance period.

EXAMPLE:  In the December, 2005 open enrollment period, an Eligible Participant elects to defer 75% of her Sales Incentive Bonus for 2006.  The 2006 Sales Incentive Bonus is normally paid in March, 2007.  The deferral and distribution of her 2006 Sales Incentive Bonus otherwise payable in March 2007 are controlled by her election made in the 2005 open enrollment period.

(d)                                 Year-End Cross-Over Payroll Periods.  Paydays relating to periods of service that cross-over the calendar year end shall be covered by the Participant’s deferral election in effect for the later year, consistently with the default rules under Treasury Regulation §1.409A-2(a)(13).

(e)                                  Limitation on Deferral Changes.  The dollar amount of any Plan deferrals shall not be reduced or increased during any Plan Year by virtue of any Participant election to increase, decrease or terminate his or her rate of deferral in any other employee benefit plan, including the Company’s employee stock purchase plan; except as permitted by Code Section 409A with respect to changes in deferral elections under the Company’s 401(k) Employee Savings Plan and Code section 125 flexible benefits plan (or as otherwise permitted under Code Section 409A).

3.2                                 Accounts.  The Employer shall credit an amount to the Account maintained on behalf of the Participant corresponding to the amount of said reduction.  Under no circumstances may an election to defer Compensation be adopted retroactively.

3.3                                 Company Contributions.

(a)                                  Discretionary Contributions.  The Company may, in its sole discretion, make a contribution to a Participant’s Account, subject to such vesting and distribution conditions and limitations as the Company, in its sole discretion, shall impose.  To the extent such Company contributions do not vest, corresponding debits will be made to a Participant’s Account, including any earnings on such forfeited amounts.

(b)                                 Annual Contribution.  Until such time as the Company determines otherwise, the Company shall make an annual contribution on behalf of any Employee with a Plan Account who also makes a deferral for a given year into the Employer’s 401(k) Plan.  The amount of the annual contribution shall be equal to 6% of the Participant’s compensation, as such term is defined in Section 2.12 of the Employer’s 401(k) Plan, without regard to Section 2.12(b) thereof (“401(k) Compensation”) for an applicable year, minus the maximum amount permitted to be contributed to a participant’s account in the Employer’s 401(k) Plan as an employer matching contribution, as limited by virtue of Code section 401(a)(17), for such year.  The annual contribution shall be credited to the Participant’s Account in the calendar year following the year in which the 401(k) Plan deferrals were made.

EXAMPLE:  In 2006, Employee Favre (who also participates in the Plan) defers part of his compensation into the Employer’s 401(k) Plan.  Employee Favre’s 2006 401(k) Compensation is $300,000.  Because of the Code section 401(a)(17) limit, the Employer can only make a maximum matching contribution of $13,200 into Employee Favre’s 401(k) Plan account in 2006 (the 2006 Code section 401(a)(17) limit of $220,000 x 6%).  Accordingly, Employee Favre receives a non-discretionary credit in the Plan equal to $4,800 [(6% x $300,000) - $13,200] in 2007.  Employee Favre will receive this credit even if the amount of the employer match into his 401(k) Plan account for 2006 is less than $13,200 by virtue of his deferring less than $13,200 into the 401(k) Plan in 2006.

3.4                                 Cancellation of Elections Due to 401(k) Hardship Withdrawal or Unforeseeable Emergency Distribution.

(a)                                  401(k) Hardship Withdrawal.  A Participant’s deferral election shall be automatically cancelled in the event the Participant obtains a hardship distribution from the Employer’s 401(k) Plan pursuant to Treasury Regulation §1.401(k)-1(d)(3).  The Participant, if still an Eligible Participant, may re-enroll in the Plan in the next open enrollment period.

(b)                                 Unforeseeable Emergency Distribution.  A Participant’s deferral election shall be automatically cancelled in the event the Participant obtains an unforeseeable emergency distribution from the Plan pursuant to Section 6.5 hereof.  The Participant, if still an Eligible Participant, may re-enroll in the Plan in the next open enrollment period.

(c)                                  Special 2005 Elections.

(i)             In accordance with Internal Revenue Service Notice 2005-1, Q&A-21, Eligible Participants may make a deferral election with respect to 2005 Compensation that has not been paid or become payable at the time of election, and superseding their prior election, if any, with respect to such Compensation, on or before March 15, 2005, or such earlier time as is determined by the Administrator (or its designee) in its sole discretion.

(ii)          In accordance with Internal Revenue Service Notice 2005-1 and the proposed Treasury regulations promulgated under Code Section 409A, and notwithstanding any contrary provision of the Plan, a Participant may elect to rescind or reduce his or her 2005 Compensation deferral election made under Section 3.1 by filing a form specified by the Administrator (or its designee) with the Administrator (or its designee) no later than December 31, 2005, or such earlier time as is determined by the Administrator (or its designee), in its sole discretion.  The amount subject to such election shall be distributed to the Participant in a single lump sum payment of cash (or its equivalent) in calendar year 2005 or, if later, the Participant’s taxable year in which the amount becomes earned and vested.

ARTICLE IV

Participants’ Accounts

4.1                                 Individual Accounts.  The Administrator will establish and maintain an Account for each Participant which will reflect Deferral Contributions credited to the Account on behalf of the Participant with earnings, expenses, gains and losses credited thereto, attributable to the investments made with the amounts in the Participant’s Account.  Participants will be furnished statements of their Account values at least once each Plan Year.

4.2                                 Accounting for Distributions.  As of any date of a distribution to a Participant or a Beneficiary hereunder, the distribution to the Participant or to the Participant’s Beneficiary(ies) shall be charged to the Participant’s Account.

4.3                                 Separate Accounts.  A separate account under the Plan shall established and maintained to reflect the Account for each Participant with subaccounts to show separately the earnings, expenses, gains and losses credited or debited to that Account.

ARTICLE V

Investment of Contributions

5.1                                 Manner of Investment.  All amounts credited to the Accounts of Participants shall be treated as though invested only in eligible investments selected by the Employer.

5.2                                 Investment Decisions.

(a)                                  Accounts shall be treated as invested as directed by the Participant among the eligible investment alternatives selected by the Employer.  Participants may change their investment allocations as specified by the Committee.

(b)                                 All dividends, interest, gains and distributions of any nature earned in respect of an investment alternative in which the Account is treated as investing shall be credited to the Account in an amount equal to the net increase or decrease in the net asset value of each investment option since the preceding Valuation Date.

ARTICLE VI

Distributions

6.1                                 Certain Distributions to Participants and Beneficiaries.

(a)                                  Earliest Distributions

(i)             Regular Participants.  Except as permitted by the Plan and Code Section 409A in connection with a Change of Control Event, a Corporate Dissolution, pursuant to a Bankruptcy Court Approval, a conflicts of interest or ethics rule distribution under Section 6.12, a FICA and related income tax distribution under Section 6.13, a state, local or foreign tax distribution under Section 6.4, or a Code Section 409A Distribution, in no event may the account of a Participant who is not a Specified Employee be distributed earlier than (i) the Participant’s Separation From Service, (ii) the Participant’s Disability, (iii) the Participant’s death, (iv) a specified time under Section 6.6 hereunder, (v) a Change in Control, (vi) the occurrence of an Unforeseeable Emergency, or (vii) as required to satisfy a Domestic Relations Order.

(ii)          Specified Employee Participants.  Except as permitted by the Plan and Code Section 409A in connection with a Change of Control Event, a Corporate Dissolution, pursuant to a Bankruptcy Court Approval, a conflicts of interest or ethics rules distribution under Section 6.12, a FICA and related income tax distribution under Section 6.13, a state, local or foreign tax distribution under Section 6.4, or a Code Section 409A Distribution, in no event may a Specified Employee’s account be distributed earlier than (i) six (6) months following the Specified Employee’s Separation From Service (or if earlier, the Specified Employee’s death), (ii) the Specified Employee’s Disability, (iii) the Specified Employee’s death, (iv) a specified time under Section 6.6 hereunder, (v) a Change in Control, (vi) the occurrence of an Unforeseeable Emergency, or (vii) as required to satisfy a Domestic Relations Order.  In the event a Specified Employee’s Plan distributions are delayed due to the six-month delay requirement, the amounts otherwise payable to the Specified Employee during such period of delay shall be paid on a date that is at least six months and one day following Separation From Service, but no later than the end of the calendar year in which such six month and one day period ends (or, if earlier, within 60 days following the death of the Specified Employee).  The Participant’s other scheduled distributions, if any, shall not be affected by the period of delay.

(b)                                 Lump-Sum or Installment Payment Initial Elections Upon Retirement or Disability.  At the same time their initial elections for any Plan Year are made, Participants shall elect to have their Compensation deferrals for that Plan Year paid out, either following their Retirement or their Disability, in one of the following forms of payment:

(i)                     Lump sum cash payment; or

(ii)                  Two to fifteen substantially equal annual installments.

In no event shall any Plan payments be made more than sixteen (16) years following a Participant’s Separation From Service.  Any payment scheduled to be made more than sixteen (16) years following a Participant’s Separation From Service shall be paid with the last scheduled payment with the sixteen (16) year period.

(c)                                  Other Plan Payments.  All Plan payments not specified in Section 6.1(b), except for certain scheduled in-service withdrawals as specified in Section 6.6, shall be made in the form of a lump-sum payment.

(d)                                 Installment Payments Treated as Single Payments.  All installment payments under the Plan are considered a single payment for purposes of complying with Code Section 409A.

6.2                                 Subsequent Election to Delay or Change Form of Payment.

(i)             A Participant’s initial election to receive a Retirement, Disability or in-service distribution may be delayed or the form of payment changed by filing an election, in the form required by the Administrator, at least one year in advance of the date upon which any distribution would otherwise have been made pursuant to the prior election.  Such election shall not be effective for a period of one (1) year, and must delay the initial payment by a period of at least five (5) years, but may not result in the initial payment occurring more than then ten (10) years following Retirement or Disability.  In the absence of such timely filed election, the value of such Participant’s Account shall be distributed in accordance with their previously timely filed Account election.

(ii)          Because Plan installment payments are considered a single payment for purposes of Code Section 409A, a subsequent election may accelerate the method of distribution.  For example, if a Participant initially elected to receive Retirement or Disability payments in five annual installments following her Separation From Service, she could make a timely election to instead take a lump-sum distribution five years following her Separation From Service.  Moreover, a subsequent election may change a lump-sum distribution to an installment election, so long as, in either case, the initial payment is delayed for a period of at least five (5) years, the election is not effective for one (1) year and is made at least one (1) year in advance of the date upon which the first distribution would have otherwise been made.

(iii)       Because installment payments are treated as a single payment, any subsequent election must apply to all of the installment payments.  For example, if a Participant initially elected to receive Retirement or Disability payments in five annual installments following her Separation From Service, the Participant may not elect to defer the 1st, 2d, 3rd and 5th installments only, but must also defer the 4th installment.

6.3                                 Lump-Sum Distribution Timing.  Except as elected otherwise for Plan Years prior to the 2009 Plan Year, for Participants receiving a lump-sum distribution (other than a small account lump-sum distribution under Section 6.2 hereof, which shall be paid in accordance with that subsection), the value of their Account (or portion thereof specified in the Participant’s election) shall be paid in a lump-sum cash payment in the first February following their Separation From Service, or, for Specified Employees (or their estates or beneficiaries), if later, at least six months and one day after the date upon which they incur a Separation From Service, but no later than the end of the calendar year in which such six month and one day period ends or, if earlier, upon their death.

6.4                                 Installment Amounts.  For purposes of this Section 6, installment payments shall be determined by dividing the value of the Participant’s Account at the time of such installment by the number of payments remaining.  Except as elected otherwise for Plan Years prior to the 2009 Plan Year, installment payments other than in-service distributions shall commence in the next February following the triggering distribution event, or, for Specified Employees undergoing a Separation From Service triggering event, as soon as is practicable at least six months and one day after the date upon which they incur a Separation From Service, but no later than the end of the calendar year in which such six month and one day period ends.  However, in no event may installment payments be made over a period exceeding fourteen years following the first installment, even if the payments are postponed pursuant to an election made under Section 6.2 hereof.  In-service distributions will commence in the February of the specified year.

6.5                                 Unforeseeable Emergency Distributions.  With the consent of the Administrator, a Participant may withdraw up to one hundred percent (100%) of his or her Account as may be required to meet a sudden Unforeseeable Emergency of the Participant.  Such distribution may only be made if the amounts distributed with respect to an Unforeseeable Emergency may not exceed the amounts necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).

6.6                                 Scheduled In-Service Distribution.  A Participant may elect, as provided in his or her Participant deferral election, to receive one or more scheduled in-service (i.e., commencing while employed by the Company, or, for outside director Participants, while serving as a Board member) distributions relating to the Plan Year to which the deferral election relates.  Such in-service distributions may only be scheduled for years at least two full calendar years following the end of the calendar year to which the deferrals relate. Participants may elect to receive in-service distributions of deferrals in annual installments of up to five years.

EXAMPLE:  In the December, 2005 open enrollment period, an Eligible Participant elects to receive an in-service distribution of 50% of her 2006 plan deferrals, plus earnings and losses thereon, in 2009.  This includes a variable compensation plan bonus paid in 2007 but earned in 2006.  Because the scheduled in-service distribution is at least two full calendar years following the end of 2006 (the end of the year to which the deferrals relate), the election is permissible.

Each scheduled in-service distribution may only be postponed in accordance with Section 6.2 hereof.  In the event a Participant incurs a Separation From Service prior to receiving the first scheduled payment, then the scheduled in-service distribution election shall be without further force and effect and the applicable Separation From Service distribution provisions of the Plan and the Participant’s deferral election shall control.  Similarly, in the event a Participant incurs a Separation From Service after receiving the first scheduled in-service distribution payment, and if the Separation From Service is not pursuant to Retirement, Disability or death, then any scheduled future installments of the in-service distribution election shall be without further force and effect and the applicable Separation From Service distribution provisions of the Plan and the Participant’s deferral election shall control.  If, however, a Participant incurs a Separation From Service due to his or her Retirement, Disability or death after receiving their first scheduled in-service distribution payment, then the scheduled in-service distributions will be made according to their schedule and will take precedence over the Participant’s other deferral elections; provided, however, that the first scheduled payment following the Separation From Service for a Specified Employee shall be paid on a date that is at least six months and one day following Separation From Service, but no later than the end of the calendar year in which such six month and one day period ends (or, if earlier, upon the death of the Specified Employee).

6.7                                 Death.  Except with respect to certain in-service distributions as provided below, if a Participant dies, his or her designated Beneficiary or Beneficiaries will receive the balance of his or her Account in a lump-sum.  Moreover, if such death occurs prior to a Separation From Service, the Account shall vest 100% as to any previously unvested Account balance.  Distribution to the Beneficiary or Beneficiaries will be made on the date that is 3 months and one day following the Participant’s death.

A Participant may designate a Beneficiary or Beneficiaries, or change any prior designation of Beneficiary or Beneficiaries by giving notice to the Administrator on a form designated by the Administrator (spousal consent to such change may be required on the form designated by the Administrator).  If more than one person is designated as the Beneficiary, their respective interests shall be as indicated on the designation form.

If upon the death of the Participant there is, in the opinion of the Administrator, no designated Beneficiary for part or all of the Participant’s Account, the amount as to which there is no designated Beneficiary will be paid to his or her surviving spouse or, if none, to his or her estate (such spouse or estate shall be deemed to be the Beneficiary for purposes of the Plan).

6.8                                 Notice to Trustee.  The Administrator will notify the Trustee in writing whenever any Participant or Beneficiary is entitled to receive benefits under the Plan.  The Administrator’s notice shall indicate the form, amount and frequency of benefits that such Participant or Beneficiary shall receive.

6.9                                 Time of Distribution.  In no event will distribution to a Participant be made later than the date specified by the Participant in his or her election to defer Compensation; provided, however, that if a Participant is a Specified Employee, his or her election shall be subject to the six (6) month distribution delay requirements of the Plan and Code Section 409A.

6.10                           Limitation on Distributions to Covered Employees Prior to a Change of Control.  Notwithstanding any other provision of this Article VI, in the event that, prior to a Change of Control, the Participant is a “covered employee” as that term is defined in Section 162(m)(3) of the Code, or would be a covered employee if his or her Account were distributed in accordance with his or her election, and the Administrator reasonably anticipates that Participant’s scheduled Plan distributions would cause the Employer to forego an income tax deduction with respect to such distribution by virtue of Code Section 162(m), then such Participant’s distributions shall be delayed until the earlier of (i) the earliest date at which the Administrator reasonably anticipates that the Employer’s deduction related to the distribution will not be limited by virtue of Code Section 162(m), or (ii) the calendar year in which the Participant undergoes a Separation From Service, subject to complying with any six (6) month distribution delay requirements of this Plan and Code Section 409A.

6.11                           Domestic Relations Order Distributions.  The Committee, in its sole discretion, may accelerate a payment (or payments) make such payments to an individual other than the Participant as necessary to comply with the terms of a Domestic Relations Order.

6.12                           Conflicts of Interest and Ethics Rules Distributions.  The Committee, in its sole discretion, may accelerate a payment (or payments) as necessary (i) for any U.S. federal officer or employee in the executive branch of the U.S. federal government to comply with an ethics agreement with the U.S. federal government, or (ii) to avoid violating a U.S. federal, state, local or foreign ethics law or conflicts of interest law, as specified under Code Section 409A.

6.13                           FICA and Related Income Tax Distribution.  The Committee, in its sole discretion, may permit a distribution from a Participant’s Account sufficient to pay any FICA Amounts due upon the vesting of any Company contribution as well as to satisfy the income tax withholding requirements with respect to the FICA Amount and income tax payments under this Section 6.13.  In no event may the total payment under this Section 6.13 exceed the aggregate of the FICA Amount and the related income tax withholding.

6.14                           State, Local and Foreign Tax Distribution.  The Committee, in its sole discretion, may permit a distribution from a Participant’s Account sufficient to pay any state, local or foreign tax obligations arising from participation in the Plan that apply to an amount deferred under the Plan prior to the scheduled distribution of such amount.  In the event the Committee exercises such discretion, the Committee may also permit a distribution sufficient to pay related income tax withholding in accordance with Code Section 409A.  In no event may the total payment under this Section 6.14 exceed the aggregate amount of such taxes due.

6.15                           Code Section 409A Distribution.  In the event that the Plan fails to satisfy the requirements of Code Section 409A, then the Committee, in its sole discretion, may permit a distribution from a Participant’s Account up to the maximum amount required to be included in income as a result of the failure to comply with Code Section 409A.

6.16                           Tax Withholding.  Payments under this Article VI shall be subject to all applicable withholding requirements for state and federal income taxes and to any other federal, state or local taxes that may be applicable to such payments.

6.17                           Special 2008 Election.  Notwithstanding other Plan provisions, pursuant to and in accordance with IRS Notice 2007-86, in the 2008 Plan Year, the Committee had the discretion to permit Participants to change the time and form or payment of Accounts with respect to amounts credited on and after January 1, 2005 so long as the change did not (i) accelerate payment of amounts that would otherwise be payable in a future year into the year of the new election, and (ii) apply to amounts that would otherwise be paid in the year of the election.

ARTICLE VII

Change of Control

7.1                                 No New Participants Following Change of Control.  No individual may commence participation in the Plan following a Change of Control Event.

7.2                                 Discretionary Termination and Accelerated Plan Distributions 30 Days Prior to or Within 12 Months Following a Change in Control.  The Administrator, in its sole discretion, may terminate the Plan and accelerate all scheduled Plan distributions within 30 days prior to or 12 months following a Change in Control Event by means of an irrevocable election; provided that such termination and distribution acceleration complies with the requirements of Code Section 409A.

ARTICLE VIII

Termination Due to Corporate Dissolution or Pursuant to Bankruptcy Court Approval

8.1                                 Corporate Dissolution.  The Administrator, in its sole discretion, may terminate the Plan and accelerate all scheduled Plan distributions within 12 months following a Corporate Dissolution; provided that such termination and distribution acceleration complies with the requirements of Code Section 409A.

8.2                                 Bankruptcy Court Approval.  The Administrator, in its sole discretion, may terminate the Plan and accelerate all scheduled Plan distributions pursuant to Bankruptcy Court Approval; provided that such termination and distribution acceleration complies with the requirements of Code Section 409A.

ARTICLE IX

Amendment and Termination

9.1                                 Amendment by Employer.  The Employer reserves the authority to amend the Plan.  Any such change notwithstanding, no Participant’s Account shall be reduced by such change below the amount to which the Participant would have been entitled if he had voluntarily left the employ of the Employer immediately prior to the date of the change.  The Employer may from time to time make any amendment to the Plan that may be necessary to satisfy Code Section 409A or ERISA.

9.2                                 Retroactive Amendments.  An amendment made by the Employer in accordance with Section 9.1 may be made effective on a date prior to the first day of the Plan Year in which it is adopted if such amendment is necessary or appropriate to enable the Plan and Trust to satisfy the applicable requirements of Code Section 409A or ERISA or to conform the Plan to any change in federal law or to any regulations or rulings thereunder, so long as such retroactive amendment is permitted by applicable law.

9.3                                 Plan Deferral Termination.  The Employer has adopted the Plan with the intention and expectation that deferrals will be permitted indefinitely.  However, the Employer has no obligation to maintain the Plan for any length of time and may discontinue future Compensation deferrals under the Plan in advance of any Plan Year by written notice delivered to Eligible Participants without any liability for any such discontinuance.

9.4                                 Distribution upon Certain Plan Terminations.  Upon termination of the Plan other than pursuant to a Change of Control Event, Corporate Dissolution or pursuant to a Bankruptcy Court Approval, no further Deferral Contributions or Employer Contributions shall be made under the Plan, but Accounts of Participants maintained under the Plan at the time of termination shall continue to be governed by the terms of the Plan until paid out in accordance with the terms of the Plan, Participants’ deferral elections and the requirements of Code Section 409A, which latter shall take precedence over the terms of the Plan and Participants’ deferral elections in the event of any conflict.

ARTICLE X

The Trust

10.1                           Establishment of Trust.  The Employer shall establish the Trust between the Employer and the Trustee, in accordance with the terms and conditions as set forth in a separate agreement, under which assets are held, administered and managed, subject to the claims of the Employer’s creditors in the event of the Employer’s insolvency, until paid to Participants and their Beneficiaries as specified in the Plan.  The Trust is intended to be treated as a grantor trust under the Code, and the establishment of the Trust is not intended to cause Participants to realize current income on amounts contributed thereto.

ARTICLE XI

Miscellaneous

11.1                           Limitation of Rights.  Neither the establishment of the Plan and the Trust, nor any amendment thereof, nor the creation of any fund or account, nor the payment of any benefits, will be construed as giving to any Participant or other person any legal or equitable right against the Employer, Administrator or Trustee, except as provided herein; and in no event will the terms of employment or service of any Participant be modified or in any way affected hereby

11.2                           Nontransferability; Domestic Relations Orders.  The right of any Participant, any Beneficiary, or any other person to the payment of any benefits under this Plan shall not be assigned, transferred, pledged or encumbered; provided, however, that a Deferral Account hereunder may be transferred to a Participant’s former spouse pursuant to a Domestic Relations Order.

11.3                           Facility of Payment.  In the event the Administrator determines, on the basis of medical reports or other evidence satisfactory to the Administrator, that the recipient of any benefit payments under the Plan is incapable of handling his affairs by reason of minority, illness, infirmity or other incapacity, the Administrator may direct the Trustee to disburse such payments to a person or institution designated by a court which has jurisdiction over such recipient or a person or institution otherwise having the legal authority under State law for the care and control of such recipient.  The receipt by such person or institution of any such payments therefore, and any such payment to the extent thereof, shall discharge the liability of the Trust for the payment of benefits hereunder to such recipient.

11.4                           Information between Employer and Trustee.  The Employer agrees to furnish the Trustee, and the Trustee agrees to furnish the Employer with such information relating to the Plan and Trust as may be required by the other in order to carry out their respective duties hereunder, including without limitation information required under the Code or ERISA and any regulations issued or forms adopted thereunder.

11.5                           Notices.  Any notice or other communication in connection with this Plan shall be deemed delivered in writing if addressed as provided below and if either actually delivered at said address or, in the case of a letter, three business days shall have elapsed after the same shall have been deposited in the United States mails, first-class postage prepaid and registered or certified:

(a)                                  If it is sent to the Employer or Administrator, it will be at the address specified by the Employer;

(b)                                 If it is sent to the Trustee, it will be sent to the address set forth in the Trust Agreement; or, in each case at such other address as the addressee shall have specified by written notice delivered in accordance with the foregoing to the addressor’s then effective notice address.

11.6                           Governing Law.  The Plan will be construed, administered and enforced according to ERISA, and to the extent not preempted thereby, the laws of the state of California.

11.7                           No Guarantees Regarding Tax Treatment; Disclaimer.  Participants (or their Beneficiaries) will be completely responsible for all taxes with respect to any benefits under the Plan.  The Administrator, the Board of Directors and the Employer make no guarantees regarding the tax treatment to any person of any deferrals or payments made under the Plan.  The Plan is intended to comply with the provisions of Code Section 409A.  Neither the Employer nor any of their employees shall have any liability to any Participant should the Plan or its administration fail to comply with Code Section 409A.

ARTICLE XII

Plan Administration

12.1                           Powers and responsibilities of the Administrator.  The Administrator has the full power and the full responsibility to administer the Plan in all of its details, subject, however, to the applicable requirements of ERISA.  The Administrator’s powers and responsibilities include, but are not limited to, the following:

(a)                                  To make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of the Plan;

(b)                                 The discretionary authority to construe and interpret the Plan, its interpretation thereof in good faith to be final and conclusive on all persons claiming benefits under the Plan;

(c)                                  To decide all questions concerning the Plan and the eligibility of any person to participate in the Plan;

(d)                                 To administer the claims and review procedures specified in Section 12.3;

(e)                                  To compute the amount of benefits which will be payable to any Participant, former Participant or Beneficiary in accordance with the provisions of the Plan;

(f)                                    To determine the person or persons to whom such benefits will be paid;

(g)                                 To authorize the payment of benefits;

(h)                                 To appoint such agents, counsel, accountants, and consultants as may be required to assist in administering the Plan;

(i)                                     By written instrument, to allocate and delegate its responsibilities.

12.2                           Nondiscriminatory Exercise of Authority.  Whenever, in the administration of the Plan, any discretionary action by the Administrator is required, the Administrator shall exercise its authority in a nondiscriminatory manner so that all persons similarly situated will receive substantially the same treatment.

12.3                           Claims and Review Procedures.

(a)                                  Purpose.  Every Participant or Beneficiary (or his or her representative who is authorized in writing by the Claimant to act on his or her behalf) (hereinafter collectively, “Claimant”) shall be entitled to file with the Administrator (and subsequently with the individual(s) designated to review claims appealed after being initially denied by the Administrator (the “Review Panel”)) a written claim for benefits under the Plan.  The Administrator and Review Panel shall each be able to establish such rules, policies and procedures, consistent with ERISA and the Plan, as it may deem necessary or appropriate in carrying out its duties and responsibilities under this Section 12.3.  In the case of a denial of the claim, the Administrator or Review Panel, as applicable, shall provide the Claimant with a written or electronic notification that complies with Department of Labor Regulation Section 2520.104b-1(c)(1).

(b)                                 Denial of Claim.  If a claim is denied by the Administrator (or its authorized representative), in whole or in part, then the Claimant shall be furnished with a denial notice that shall contain the following:

(i)             specific reason(s) for the denial;

(ii)          reference to the specific Plan provision(s) on which the denial is based;

(iii)       a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why the material or information is necessary; and

(iv)      an explanation of the Plan’s claims review procedure and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) following a denial on review (as set forth in Section 12.4 below).

The denial notice shall be furnished to the Claimant no later than ninety (90)-days after receipt of the claim by the Administrator, unless the Administrator determines that special circumstances require an extension of time for processing the claim.  If the Administrator determines that an extension of time for processing is required, then notice of the extension shall be furnished to the Claimant prior to the termination of the initial ninety (90)-day period.  In no event shall such extension exceed a period of ninety (90)-days from the end of such initial period.  The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the benefits determination.

(c)                                  Claim Review Procedure.  The Claimant may request review of the denial at any time within sixty (60) days following the date the Claimant received notice of the denial of his or her claim.  The Administrator shall afford the Claimant a full and fair review of the decision denying the claim and, if so requested, shall:

(i)             provide the Claimant with the opportunity to submit written comments, documents, records and other information relating to the claim for benefits;

(ii)          provide that the Claimant shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information (other than documents, records and other information that is legally-privileged) relevant to the Claimant’s claim for benefits; and

(iii)       provide for a review that takes into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

(d)                                 If the claim is subsequently also denied by the Review Panel, in whole or in part, then the Claimant shall be furnished with a denial notice that shall contain the following:

(i)             specific reason(s) for the denial;

(ii)          reference to the specific Plan provision(s) on which the denial is based; and

(iii)       an explanation of the Plan’s claims review procedure and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) following the denial on review.

(e)                                  The decision on review shall be issued within sixty (60) days following receipt of the request for review.  The period for decision may, however, be extended up to one hundred twenty (120) days after such receipt if the Review Panel determines that special circumstances require extension.  In the case of an extension, notice of the extension shall be furnished to the Claimant prior to the expiration of the initial sixty (60)-day period.  In no event shall such extension exceed a period of sixty (60) days from the end of such initial period.  The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the benefits determination.

(f)                                    Special Procedure for Claims Due to Disability.  To the extent an application for distribution as a result of a Disability requires the Administrator or the Review Panel, as applicable, to make a determination of Disability under the terms of the Plan, then such determination shall be subject to all of the general rules described in this Article, except as they are expressly modified by this Section.

(i)             The initial decision on the claim for a Disability distribution will be made within forty-five (45) days after the Plan receives the Claimant’s claim, unless special circumstances require additional time, in which case the Administrator will notify the Claimant before the end of the initial forty-five (45)-day period of an extension of up to thirty (30) days.  If necessary, the Administrator may notify the Claimant, prior to the end of the initial thirty (30)-day extension period, of a second extension of up to thirty (30) days.  If an extension is due to the Claimant’s failure to supply the necessary information, then the notice of extension will describe the additional information and the Claimant will have forty-five (45) days to provide the additional information.  Moreover, the period for making the determination will be delayed from the date the notification of extension was sent out until the Claimant responds to the request for additional information.  No additional extensions may be made, except with the Claimant’s voluntary consent.  The contents of the notice shall be the same as described in Section 13.3(b) above.  If a disability distribution claim is denied in whole or in part, then the Claimant will receive notification, as described in Section 13.3(b).

(g)                                 If an internal rule, guideline, protocol or similar criterion is relied upon in making the adverse determination, then the denial notice to the Claimant will either set forth the internal rule, guideline, protocol or similar criterion, or will state that such was relied upon and will be provided free of charge to the Claimant upon request (to the extent not legally-privileged) and if the Claimant’s claim was denied based on a medical necessity or experimental treatment or similar exclusion or limit, then the Claimant will be provided a statement either explaining the decision or indicating that an explanation will be provided to the Claimant free of charge upon request.

(h)                                 Any Claimant whose application for a Disability distribution is denied in whole or in part, may appeal the denial by submitting to the Review Panel a request for a review of the application within one hundred and eighty (180) days after receiving notice of the denial.  The request for review shall be in the form and manner prescribed by the Review Panel.  In the event of such an appeal for review, the provisions of Section 13.3(c) regarding the Claimant’s rights and responsibilities shall apply.  Upon request, the Review Panel will identify any medical or vocational expert whose advice was obtained on behalf of the Review Panel in connection with the denial, without regard to whether the advice was relied upon in making the determination.  The entity or individual appointed by the Review Panel to review the claim will consider the appeal de novo, without any deference to the initial denial.  The review will not include any person who participated in the initial denial or who is the subordinate of a person who participated in the initial denial.

(i)                                     If the initial Disability distribution denial was based in whole or in part on a medical judgment, then the Review Panel will consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment, and who was neither consulted in connection with the initial determination nor is the subordinate of any person who was consulted in connection with that determination; and upon notifying the Claimant of an adverse determination on review, include in the notice either an explanation of the clinical basis for the determination, applying the terms of the Plan to the Claimant’s medical circumstances, or a statement that such explanation will be provided free of charge upon request.

(j)                                     A decision on review shall be made promptly, but not later than forty-five (45) days after receipt of a request for review, unless special circumstances require an extension of time for processing.  If an extension is required, the Claimant will be notified before the end of the initial forty-five (45)-day period that an extension of time is required and the anticipated date that the review will be completed.  A decision will be given as soon as possible, but not later than ninety (90) days after receipt of a request for review.  The Review Panel shall give notice of its decision to the Claimant; such notice shall comply with the requirements set forth in paragraph (h) above.  In addition, if the Claimant’s claim was denied based on a medical necessity or experimental treatment or similar exclusion, then the Claimant will be provided a statement explaining the decision, or a statement providing that such explanation will be furnished to the Claimant free of charge upon request.  The notice shall also contain the following statement:  “You and your Plan may have other voluntary alternative dispute resolution options, such as mediation.  One way to find out what may be available is to contact your local U.S. Department of Labor Office and your State insurance regulatory agency.”

12.4                           Exhaustion of Claims Procedure and Right to Bring Legal Claim.  No action in law or equity shall be brought more than one (1) year after the Review Panel’s affirmation of a denial of the claim, or, if earlier, more than four (4) years after the facts or events giving rise to the Claimant’s allegation(s) or claim(s) first occurred.

12.5                           Plan’s Administrative Costs.  The Employer shall pay all reasonable costs and expenses (including legal, accounting, and employee communication fees) incurred by the Administrator and the Trustee in administering the Plan and Trust.

IN WITNESS WHEREOF, the Employer by its duly authorized officer(s), has caused this Plan to be adopted initially effective January 1, 2005, and amended and restated as of November 14, 2006 and November 20, 2008.

COHERENT, INC.

By:	/s/ Ronald Victor